Exhibit 1.1

8,000,000 Shares

SUPER MICRO COMPUTER, INC.

COMMON STOCK (PAR VALUE $0.001)

UNDERWRITING AGREEMENT

March     , 2007

March     , 2007

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

UBS Securities LLC

Needham & Company, LLC

c/o	Merrill Lynch, Pierce, Fenner & Smith

Incorporated

4 World Financial Center
New York, New York 10080

Ladies and Gentlemen:

Super Micro Computer, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule II hereto (the “Underwriters”), and certain stockholders of the Company (the “Selling Stockholders”) named in Schedule I hereto severally propose to sell to the several Underwriters, an aggregate of 8,000,000 shares of the Common Stock (par value $0.001) of the Company (the “Firm Shares”), of which 6,400,000 shares are to be issued and sold by the Company and 1,600,000 shares are to be sold by the Selling Stockholders, each Selling Stockholder selling the amount set forth opposite such Selling Stockholder’s name in Schedule I hereto.

The Selling Stockholders also propose to issue and sell to the several Underwriters not more than an additional 1,200,000 shares of its Common Stock (par value $0.001 (the “Additional Shares”) if and to the extent that you, as managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of Common Stock (par value $0.001) of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.” The Company and the Selling Stockholders are hereinafter sometimes collectively referred to as the “Sellers.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the most recent preliminary prospectus together with the free writing prospectuses, if any, each identified in Schedule III hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein.

Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) has agreed to reserve a portion of the Shares to be purchased by it under this Agreement for sale to the Company’s directors, officers, employees and business associates and other parties related to the Company (collectively, “Participants”), as set forth in the Prospectus under the heading “Underwriters” (the “Reserved Share Program”). The Shares to be sold by Merrill Lynch and its affiliates pursuant to the Reserved Share Program are referred to hereinafter as the “Reserved Shares”. Any Reserved Shares not orally or electronically confirmed for purchase by any Participant by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

(b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering and at the applicable Closing (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. The Company has made available a “bona fide electronic road show”, as defined in Rule 433 under the Securities Act, in compliance with Rule 433(d)(8)(ii) thereof (the “Bona Fide Electronic Road Show”) such that no filing of any “road show” (as defined in Rule 433(h) under the Securities Act) materials is required in connection with the offering of the Shares. Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. The execution and delivery of the Agreement and Plan of Merger dated as of March 19, 2007 (the “Merger Agreement”) between Super Micro Computer, Inc., a California corporation (the “California Corporation”), and the Company and the Certificate of Merger dated as of March 19, 2007 (the “Certificate of Merger”), effecting the reincorporation of the California Corporation under the laws of the State of Delaware, was duly authorized by all necessary corporate action on the part of each of the California Corporation and the Company. Each of the California Corporation and the Company had all corporate power and authority to execute and deliver the Merger Agreement and the Certificate of Merger, to file the Merger Agreement with the Secretary of State of California and to file the Certificate of Merger with the Secretary of State of Delaware and to consummate the reincorporation contemplated by the Merger Agreement and the Certificate of Merger. The Merger Agreement and the Certificate of Merger at the time of execution and filing constituted a binding obligation of each of the California Corporation and the Company, enforceable in accordance with their respective terms, and the reincorporation contemplated by the Merger Agreement and the Certificate of Merger has been consummated in accordance with their respective terms.

(e) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

(f) This Agreement has been duly authorized, executed and delivered by the Company.

(g) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(h) The shares of Common Stock (including the Shares to be sold by the Selling Stockholders) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable.

(i) The Company has, and shall have, as applicable, the authorized and outstanding capitalization set forth in the Registration Statement, Time of Sale Prospectus and Prospectus as of the applicable date indicated in the Registration Statement, the Time of Sale Prospectus and the Prospectus, under the caption “Capitalization”;

(j) The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable. The Shares conform, or will conform, to the description thereof set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the caption “Description of Capital Stock”; and all outstanding shares of Common Stock, including the Shares when sold and issued pursuant to this Agreement, as applicable, were when originally issued, or will be when issued at each applicable Closing, sold and issued in compliance with all federal and state securities laws. The issuance, delivery and payment for such Shares in accordance with the terms of this Agreement will not be subject to any preemptive or similar rights arising under or pursuant to the Company’s certificate of incorporation or by-laws, or, to the Company’s knowledge, any other agreement or instrument.

(k) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene (i) any provision of applicable law, (ii) the certificate of incorporation or by-laws of the Company, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary; except in the case of clauses (i) and (iii), such contraventions that would not individually or in the aggregate reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

(l) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

(m) There are no legal or governmental proceedings pending or, to the best of the Company’s knowledge, after due inquiry, threatened to which the

Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than (x) proceedings accurately described in all material respects in the Time of Sale Prospectus and the Prospectus and (y) proceedings that would not have a material adverse effect (a) on the Company and its subsidiaries, taken as a whole, or (b) on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus and the Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(n) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(o) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Time of Sale Prospectus and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(p) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company or any of its subsidiaries, taken as a whole.

(q) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company or any of its subsidiaries, taken as a whole.

(r) Except as described in the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(s) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case with respect to (i), (ii) and (iii) above, as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(t) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Time of Sale Prospectus and the Prospectus.

(u) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material Intellectual Property (as defined below) as currently employed by them in connection with the business now operated by them or as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus. All right, title and interest to Intellectual Property developed by the Company and its subsidiaries is owned by the Company and its subsidiaries, and the Company and its subsidiaries have been granted rights to each patent and patent application, and either: (1) one or more written assignments from the relevant inventor(s) for such patent or patent application has been duly executed and recorded, or (2) one or more written assignments from the relevant inventor(s) for such patent or patent application has been duly executed and all necessary documentation to effect the recordation thereof has been properly submitted to the United States Patent and Trademark Office in the ordinary course of prosecution. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus: (i) to the Company’s knowledge there is no infringement, misappropriation or violation by third parties of any such Intellectual Property; (ii) there is no pending or threatened action, suit, proceeding or claim by others challenging the rights of the Company and its subsidiaries in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iii) the Intellectual Property owned by or licensed to the Company and its subsidiaries have not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or threatened action, suit, proceeding or claim by others that the Company or its subsidiaries infringe, misappropriate or otherwise violate any Intellectual Property or other proprietary rights of others, and neither the Company nor any of its subsidiaries is aware of any facts which would form a reasonable basis for any such claim or has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole; and (v) no employee of the Company or its subsidiaries is in or has ever been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or a subsidiary of the Company, or actions undertaken by the employee while employed with the Company or a subsidiary of the Company. The term “Intellectual Property” as used herein means patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names and other intellectual property.

(v) No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Time of Sale Prospectus and the Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(w) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus and the Prospectus.

(x) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign governmental or regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus and the Prospectus.

(y) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Prospectus and the Prospectus, since June 30, 2006, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(z) Except as described in the Time of Sale Prospectus and the Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(aa) Deloitte & Touche LLP, which has expressed its opinion with respect to certain of the financial statements of the Company filed with the Commission as a part of the Registration Statement and included in each of the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm as required by the Securities Act and the rules and regulations of the Commission thereunder.

(bb) The Company and its subsidiaries have established and maintain disclosure controls and procedures (as defined in Rule 13a-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). Such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared. Such disclosure controls and procedures are effective in timely alerting the Company’s principal executive officer and principal financial officer to material information required to be included in the Company’s periodic reports required under the Exchange Act.

(cc) There are no outstanding loans made by the Company or any of its subsidiaries to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or member of the board of directors of the Company. The Company has not since the initial filing of the Registration Statement with the Commission, taken any action prohibited by Section 402 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”).

(dd) The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance with all provisions of the Sarbanes-Oxley Act and all rules and regulations promulgated thereunder or implementing the provisions thereof that are then in effect and which the Company is required to comply with as of the effectiveness of the Registration Statement, and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect, upon the effectiveness of such provisions, or which will become applicable to the Company at all times after the effectiveness of the Registration Statement.

(ee) Except as described in the Time of Sale Prospectus and the Prospectus, each of the Company and each of its subsidiaries has operated its business and currently is in compliance in all material respects with all applicable federal, state and foreign laws and all applicable rules, regulations and policies of any domestic or foreign regulatory organization.

(ff) There are no transactions between the Company and any holder of 5% or more of the Common Stock, any director, any director nominee or any executive officer, or members of such individuals’ immediate families, or any enterprise in which a substantial interest in the voting power is owned, directly or indirectly, by any of such individuals other than those described in the Time of Sale Prospectus and the Prospectus. In particular, to the Company’s knowledge, no such person or entity (i) has any direct or indirect ownership interest in, or any employment or consulting agreement with, any firm or corporation that competes with the Company, (ii) is directly or indirectly interested in any contract with the Company, except for compensation and standard benefits for services as a director, officer or employee that is disclosed in the Time of Sale Prospectus and the Prospectus (to the extent it is required to be disclosed), (iii) has any ownership interest in any property, real or personal, tangible or intangible, used in the Company’s business, except for the normal rights of a stockholder, or (iv) has, either directly or indirectly, a material interest in any person which purchases from or sells, licenses or furnishes to Company any goods, property, technology or intellectual or other property rights or services (except in the case of (i) — (iv) above, with respect to any interest of less than 5% of the outstanding voting shares of any corporation whose stock is publicly traded).

(gg) To the Company’s knowledge, there are no affiliations or associations between any member of the National Association of Securities Dealers, Inc. (the “NASD”) and any Company officer, director or holder of five percent or more of the Company’s Common Stock, except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus or as disclosed to the Underwriters in writing by such officers, directors or holder of five percent or more of the Company’s securities.

(hh) The Company (i) has notified each holder of a currently outstanding option issued under the 1998 Stock Option Plan, the 2006 Stock Option Plan and any other similar option granting agreement (collectively, the “Option Plans”) and each person who has acquired shares of Common Stock pursuant to the exercise of any option granted under the Option Plans that none of such options or shares may be sold or otherwise transferred or disposed of for a period of 180 days after the date of the Prospectus and (ii) has imposed a stop-transfer instruction with the Company’s transfer agent in order to enforce the foregoing lock-up provision imposed pursuant to the Option Plans.

(ii) The financial statements of the Company filed with the Commission as a part of the Registration Statement and included in each of the Time of Sale Prospectus and the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved. The financial data set forth in the Time of Sale Prospectus and the Prospectus under the captions “Selected Consolidated Financial Data” and “Selected Quarterly Consolidated Financial Information” present fairly the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(jj) All United States federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The United States federal income tax returns of the Company through the fiscal year ended June 30, 200_ have been settled and no assessment in connection therewith has been made against the Company. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a material adverse effect on the Company and its subsidiaries, taken as a whole, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company in respect of any income and other tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for taxes for any years not finally determined, except to the extent of any inadequacy that would not result in a material adverse effect on the Company and its subsidiaries, taken as a whole.

(kk) The Registration Statement, the Time of Sale Prospectus, the Prospectus and any preliminary prospectus comply, and any amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus, the Time of Sale Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Reserved Share Program.

(ll) No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Reserved Shares in any jurisdiction in which the Reserved Shares are being offered.

(mm) The Company has not offered, or caused Merrill Lynch to offer, Shares to any person pursuant to the Reserved Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

(nn) Except as set forth under the captions “Risk Factors – We have recently entered into plea and settlement agreements with the government relating to violations of export control and economic sanctions laws that occurred during the 2001 to 2003 timeframe; if we fail to comply with laws and regulations restricting dealings with sanctioned countries, we may be subject to future civil or criminal penalties, which may have a material adverse effect on our business or ability to do business outside the U.S.” and “Business – Legal Proceedings” in the Time of Sale Prospectus and the Prospectus (the “Export Control Disclosure”), neither the Company nor any officer, director or subsidiary, nor to the knowledge of the Company any affiliate, agent, distributor, or representative of the Company has any reason to believe that the Company or any of the foregoing persons or entities have taken any action in violation of, or which may cause the Company to be in violation of, any applicable U.S. law governing imports into or exports from the United States, or relating to economic sanctions or embargoes, corrupt practices, or compliance with unsanctioned foreign boycotts, including without limitation: any executive orders or regulations issued with respect to the laws referred to in this Section 1(nn), the Arms Export Control Act (22 U.S.C.A. § 2278), the Export Administration Act (50 U.S.C. App. §§ 2401-2420), the International Traffic in Arms Regulations (22 CFR 120-130), the Export Administration Regulations (15 CFR 730 et seq.), the Office of Foreign Assets Control Regulations (31 CFR Chapter V), the Customs Laws of the United States (19 U.S.C. § 1 et seq.), the Foreign Corrupt Practices Act (15 U.S.C. § 78 dd-1 et seq.), the International Emergency Economic Powers Act (50 U.S.C. § 1701-1706), any other export control regulations issued by the agencies listed in Part 730 of the Export Administration Regulations, or any applicable non-U.S. laws of a similar nature (the “Export Control Laws”). Except as set forth in the Export Control Disclosure, there has never been a claim or charge made, investigation undertaken, violation found, or settlement of any enforcement action under any of the laws referred to in this Section 1(nn) by any governmental entity with respect to matters arising under such laws against the Company, its subsidiaries or affiliates, or against the agents, distributors, or representatives of any of the foregoing in connection with their relationship with the Company. The Company maintains a compliance program appropriate to the requirements of the aforementioned U.S. laws.

(oo) (A) None of the Company, its directors and executive officers, or any of the subsidiaries is a “specially designated national or blocked person” under U.S. sanctions administered by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury, or “denied person” under the Export Administration Regulations (“EAR”) administered by the Bureau of Industry and Security (“BIS”) of the U.S. Department of Commerce. None of the Company or any of the subsidiaries engage in any business in or with any country, person, or entity subject to sanctions under the EAR or the Trading With the Enemy Act, the International Emergency Economic Powers Act, the United Nations Participation Act, and the Syria Accountability and Lebanese Sovereignty Act, all as amended, or any of the foreign assets control regulations of the United States Treasury Department (including but not limited to 31 CFR, Subtitle B,

Chapter V, as amended) or any enabling legislation or executive order relating thereto (collectively, the “Sanctions Laws and Regulations”), or, any person or entity in those countries or with those persons, or perform contracts in support of projects in or for the benefit of those countries or those persons. Neither the Company nor any officer, director or subsidiary, nor to the knowledge of the Company any affiliate, agent, distributor, or representative of the Company is currently engaged in business or any other activity in violation of any of the Sanctions Laws and Regulations.

None of the issue and sale of the Shares, the execution, delivery and performance of this Agreement, the use of proceeds from the offering by the Company, the consummation of any other transaction contemplated hereby, or the provision of services contemplated by this Agreement to the Company and the Selling Stockholders will result in a violation of any of the Sanctions Laws and Regulations, provided, however, that the scope of this representation and warranty is limited to matters within the knowledge of the Company and the Selling Stockholders with respect to the existence of suppliers, or of customers or distributors of the Company’s or any of the subsidiaries’ services, who may be targeted by the Sanctions Laws and Regulations.

In addition, any certificate signed by any officer of the Company or its subsidiaries and delivered to the Underwriters pursuant to the terms of this Agreement shall be deemed to be a representation and warranty by the Company or the subsidiary, as the case may be, as to matters covered thereby, to each Underwriter.

2. Representations and Warranties of the Selling Stockholders.

(a) Each Selling Stockholder severally and not jointly represents and warrants to and agrees with each of the Underwriters that:

(i) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

(ii) The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement, the Custody Agreement signed by such Selling Stockholder and Mellon Investor Services LLC, as Custodian, relating to the deposit of the Shares to be sold by such Selling Stockholder (the “Custody Agreement”) and the Power of Attorney appointing certain individuals as such Selling Stockholder’s attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the “Power of Attorney”) will not contravene any provision of applicable law, or the certificate of incorporation or by-laws of such Selling Stockholder (if such Selling Stockholder is a corporation), or any agreement or other instrument binding upon such Selling Stockholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of such Selling Stockholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

(iii) Such Selling Stockholder has, and at the applicable Closing will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by such Selling Stockholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and the Power of Attorney and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder or a security entitlement in respect of such Shares.

(iv) The Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by such Selling Stockholder and are valid and binding agreements of such Selling Stockholder.

(v) Delivery of the Shares to be sold by such Selling Stockholder and payment therefor pursuant to this Agreement will pass valid title to such Shares, free and clear of any adverse claim within the meaning of Section 8-102 of the New York Uniform Commercial Code, to each Underwriter who has purchased such Shares without notice of an adverse claim. [Note: This version of the representation is to be used if Shares are to be delivered by the Selling Stockholder in certificated form endorsed to the Underwriters.]

(vi) [Upon payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository

Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.] [Note: This version of the representation is to be used if Shares are to be delivered by the Selling Stockholder through DTC without ever being registered directly in the name of the Underwriters.]

(vii) Such Selling Stockholder has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, furnished to you before first use.

(viii) Such Selling Stockholder is not prompted by any information concerning the Company or its subsidiaries which is not set forth in the Time of Sale Prospectus and the Prospectus to sell its Shares pursuant to this Agreement.

(ix) To such Selling Stockholder’s knowledge, neither the Company nor any officer, director or subsidiary, nor to the knowledge of the Company any affiliate, agent, distributor, or representative of the Company is currently engaged in business or any other activity in violation of any of the Sanctions Laws and Regulations.

(x) (A) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the applicable Closing (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (C) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this paragraph 2(a)(x) are limited to statements or omissions made in reliance upon information relating to such Selling Stockholder furnished to the Company in writing by such Selling Stockholder expressly for use in the Registration Statement, the Time of Sale Prospectus, the Prospectus or any amendments or supplements thereto.

(b) In addition to the representations and warranties set forth in Section 2(a) above, each of Charles Liang, Yih-Shyan (Wally) Liaw and Hwei-Ming (Fred) Tsai represents, warrants to and agrees with each of the Underwriters that he has reviewed the Registration Statement, the Time of Sale Prospectus and Prospectus and although he has not independently verified the accuracy or completeness of all the information contained therein, nothing has come to his attention that would lead him to believe that (i) the Registration Statement, when it became effective, contained and, as amended or supplemented, if applicable, will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Prospectus contains, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the applicable Closing (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) the Prospectus contains and, as amended or supplemented, if applicable, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the representations and warranties set forth in this paragraph 2(b) do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, the Time of Sale Prospectus, the Prospectus or any amendments or supplements thereto.

3. Agreements to Sell and Purchase. Each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller at $______ a share (the “Purchase Price”) the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Selling Stockholders agree to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 1,600,000 Additional Shares at the Purchase Price. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

4. Terms of Public Offering. The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Sellers are further advised by you that the Shares are to be offered to the public initially at $___ a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $____ a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $___ a share, to any Underwriter or to certain other dealers.

5. Payment and Delivery. Payment for the Firm Shares to be sold by each Seller shall be made to such Seller in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on April [__], 2007, or at such other time on the same or such other date, not later than April; [__], 2007, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date”, and collectively with each Option Closing Date, the “Closing”.

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than May [__], 2007, as shall be designated in writing by you.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the applicable Closing. The Firm Shares and Additional Shares shall be delivered to you at the applicable Closing for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

6. Conditions to the Underwriters’ Obligations. The obligations of the Sellers to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares at the applicable Closing are subject to the condition that the Registration Statement shall have become effective not later than [                    ] (New York City time) on the date hereof, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued, no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act and the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements of the offering of the Shares.

The several obligations of the Underwriters are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the applicable Closing:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus and the Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus and the Prospectus.

(b) The Underwriters shall have received at the applicable Closing a certificate, dated as of the applicable Closing and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the applicable Closing and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the applicable Closing. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received at the applicable Closing an opinion of DLA Piper US LLP (“DLA Piper”), outside counsel for the Company, dated as of the applicable Closing, to the effect that:

(i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

(ii) the execution and delivery of the Merger Agreement effecting the reincorporation of the California Corporation into the State of Delaware, was duly authorized by all necessary corporate action on the part of each of the California Corporation and the Company;

(iii) the Company had all corporate power and authority to execute and file the Certificate of Merger with the Secretary of State of Delaware. Each of the California Corporation and the Company had all corporate power and authority to execute and file the Merger Agreement with the Secretary of State of California and to consummate the reincorporation contemplated by the Merger Agreement and the Certificate of Merger. The Merger Agreement at the time of the execution and filing constituted a valid and binding obligation of each of the California Corporation and the Company, and the reincorporation contemplated by the Merger Agreement has been consummated in accordance with its terms;

(iv) the authorized capital stock of the Company as of December 31, 2006 was as set forth in each of the Time of Sale Prospectus and the Prospectus under the “Actual” column under the caption “Capitalization” and conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus;

(v) the shares of Common Stock (including the Shares to be sold by the Selling Stockholders) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable;

(vi) the Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights under the General Corporation Law of the State of Delaware, the certificate of incorporation or the by-laws of the Company, or, to such counsel’s knowledge, any agreement or other instrument;

(vii) this Agreement has been duly authorized, executed and delivered by the Company;

(viii) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement including the issuance of the Shares, will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or, to such counsel’s knowledge after due inquiry, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or, to such counsel’s knowledge after due inquiry, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states or bylaws and rules and regulations of the NASD (as to which such counsel expresses no opinion) in connection with the offer and sale of the Shares;

(ix) the statements relating to legal matters, legal documents or legal proceedings included in (A) the Time of Sale Prospectus and the Prospectus under the captions, “Risk Factors – Provisions of our certificate of incorporation and bylaws and Delaware law might discourage, delay or prevent a change of control...”, “Risk Factors – Resolution of claims that we have violated or may violate the intellectual property rights...” (but only as to the litigation with Rackable Systems), “Risk Factors – Maintaining and improving our financial controls and complying with rules and regulations applicable to public companies...”, “Management’s Discussion and Analysis of Financial Condition and Results of Operation – Other Factors Affecting Liquidity and Capital Resources”, “Business – Legal Proceedings” (but only as to the litigation with Rackable Systems), “Management – Committees of the Board”, “”Management – Compensation Committee Interlocks and Insider Participation”, “Management – Compensation of Directors”, “Management – Employment Agreements and Change in Control Agreements”, “Management – Confidentiality Arrangements”, “Management – Stock Plans”, “Certain Relationships and Related Party Transactions”, “Description of Our Capital Stock”, “Shares Eligible for Future Sale”, “Material United States Federal Income Tax Consequences” and “Underwriters” (B) the Prospectus under the caption “Underwriters” and (C) the Registration Statement in Items 14 and 15, in each case in so far as such statements constitute summaries of the legal matters, legal documents or legal proceedings referred to therein, fairly summarize in all material respects such matters, documents or proceedings;

(x) after due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so

described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

(xi) the Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Time of Sale Prospectus and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended; and

(xii) the opinion shall include a statement from such counsel to the effect that such counsel has participated in conferences with certain officers and other representatives of the Company, the representatives of the Underwriters, counsel for the Underwriters and the independent public accountants of the Company, at which conferences the contents of the Registration Statement and Prospectus and related matters were reviewed and discussed, and although such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus (except to the extent expressly set forth in paragraph (xi) above), (A) the Registration Statement and the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein and derived therefrom, as to which such counsel need not express any belief) appear on their face to be appropriately responsive and comply as to form in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, and (B) nothing has come to the attention of such counsel through such review and discussion as described therein that causes such counsel to believe that (1) the Registration Statement or the prospectus included therein (except for the financial statements and financial schedules and other financial and statistical data included therein and derived therefrom, as to which such counsel need not express any belief) at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (2) the Time of Sale Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein and derived therefrom, as to which such counsel need not express any belief) as of the date of this Agreement as of the time of first sale and as amended or supplemented, if applicable, as of the applicable Closing contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (3) the

Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein and derived therefrom, as to which such counsel need not express any belief) as of its date or as amended or supplemented, if applicable, as of the applicable Closing contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(xiii) the Registration Statement was declared effective under the Securities Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued, no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act.

(d) The Underwriters shall have received at the applicable Closing an opinion of Lee & Lee, Jones Day and DLA Piper, counsel for the Selling Stockholders, dated as of the applicable Closing, providing opinions set forth in Schedule IV, Schedule V and Schedule VI, respectively, subject to appropriate assumptions and qualifications;

(e) The Underwriters shall have received at the applicable Closing an opinion of DLA Piper Nederland N.V., special Netherlands counsel to the Company with respect to [            ], dated the Closing Date, providing opinions set forth in Schedule VII, subject to appropriate assumptions and qualifications;

(f) The Underwriters shall have received at the applicable Closing an opinion of Jones Day, special Taiwan counsel to the Company with respect to [            ], dated as of the applicable Closing, providing opinions set forth in Schedule VIII, subject to appropriate assumptions and qualifications;

(g) The Underwriters shall have received at the applicable Closing an opinion of Wilson Sonsini Goodrich & Rosati, P.C., (“WSGR”), counsel for the Underwriters, dated as of the applicable Closing, covering the matters referred to in Sections 6(c)(vi), 6(c)(vii), 6(c)(ix)(but only as to the statements in each of the Time of Sale Prospectus and the Prospectus under “Underwriters”) and 6(c)(xii) above.

With respect to Section 6(c)(xii) above, DLA Piper and WSGR may state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified. With respect to Section 6(d) above,                  may rely upon an opinion or opinions of counsel for any Selling Stockholders and, with respect to factual matters and to the extent such counsel deems appropriate, upon the representations of each Selling Stockholder contained herein and in the Custody Agreement and Power of Attorney of such Selling Stockholder and in other documents and instruments; provided that (A) each such counsel for the Selling Stockholders is satisfactory to your counsel, (B) a copy of each opinion so relied upon is delivered to you and is in form and substance satisfactory to your counsel, (C) copies of such Custody Agreements and Powers of Attorney and of any such other documents and instruments shall be delivered to you and shall be in form and substance satisfactory to your counsel and (D)                  shall state in their opinion that they are justified in relying on each such other opinion.

The opinions of DLA Piper and WSGR described in Sections 6(c), and 6(d) above (and any opinions of counsel for any Selling Stockholder referred to in the immediately preceding paragraph) shall be rendered to the Underwriters at the request of the Company or one or more of the Selling Stockholders, as the case may be, and shall so state therein.

(h) The Underwriters shall have received, on each of the date hereof and at the applicable Closing, a letter dated as of the date hereof or as of the applicable Closing, as the case may be, in form and substance satisfactory to the Underwriters, from Deloitte & Touche LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus;

(i) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and certain stockholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect at the applicable Closing.

(j) At the applicable Closing, you and your counsel shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

7. Covenants of the Company. The Company and with respect to Section 7(d) hereof only, the Company and the Selling Stockholders, and with respect to Section 7(j) hereof only, the Company and its subsidiaries, covenant with each Underwriter as follows:

(a) To furnish to you, without charge, five signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Sections 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d) Not to take any action that would result in an Underwriter, the Company or the Selling Stockholder being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

(g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(h) To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

(j) To use the net proceeds received by the Company from the sale of the offered Shares in the manner specified in the Registration Statement, Time of Sale Prospectus or the Prospectus under the caption “Use of Proceeds” and, in this respect, will not, directly or indirectly, use the proceeds of the sale of the offered Shares to fund activities or business with any government, individual or entity that is the subject of any OFAC-administered sanctions in any manner which would violate OFAC-administered sanctions, or in a manner that would otherwise cause any other person (including, without limitation, the underwriters and purchasers of the offered Shares) to violate OFAC-administered sanctions.

(k) To comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Reserved Shares are offered in connection with the Reserved Share Program.

The Company also covenants with each Underwriter that, without the prior written consent of Merrill Lynch (the “Representative”) on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder, (b) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, (c) the issuance of shares of, or options to purchase shares of, Common Stock to employees, officers, directors, advisors or consultants of the Company pursuant to employee benefit plans described in the Time of Sale Prospectus and the Prospectus, provided that, prior to the issuance of any such shares or the grant of any such options where the shares subject to such option vest within the period ending 180 days after the date of the Prospectus, the Company shall cause each recipient of such grant or issuance to execute and deliver to you a “lock-up” agreement, substantially in the form of Exhibit A hereto, and (d) the filing of registration statements on Form S-8. Notwithstanding the foregoing, if (1) during the last 17 days of the 180 day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 180 day restricted period, the Company announces that it will release earnings results during the 16 day period beginning on the last day of the 180 day period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18 day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company shall promptly notify the Representative of any earnings release, news or event that may give rise to an extension of the initial 180 day restricted period.

8. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Sellers agree to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants and counsel for the Selling Stockholders in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the Nasdaq Global Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic roadshow, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement, (x) all expenses in connection with any offer and sale of the Shares outside of the United States, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with offers and sales outside of the United States, (xi) all fees and disbursements of counsel incurred by the Underwriters in connection with the Reserved Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Reserved Share Program and (xii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 10 entitled “Indemnity and Contribution”, Section 11 entitled “Reserved Share Program Indemnification” and the last paragraph of Section 13 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

The provisions of this Section shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

9. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

10. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any broadly available road show, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b) Each Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any broadly available road show, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, or the

Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Stockholder furnished in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto. The liability of each Selling Stockholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the aggregate net proceeds of the Shares sold by such Selling Stockholder under this Agreement.

(c) In addition to the foregoing, Charles Liang agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any broadly available road show, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to Charles Liang in writing by such Underwriter through you expressly for use therein; provided that the liability of Charles Liang under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the aggregate net proceeds of the Shares sold by Charles Liang under this Agreement; provided further that, without limitation of the Company’s obligations under this Agreement, Charles Liang will not be liable in any such case in respect of any such losses, claims damages or liabilities unless the Underwriter, affiliate or control person seeking indemnification from Charles Liang shall have previously sought indemnification from the Company in respect thereof and the Company shall have failed to honor and pay such Underwriter’s, affiliate’s or control person’s claim for indemnification within 30 days of the date such indemnification is first sought against the Company except that the foregoing condition precedent requiring an Underwriter, affiliate or control person to so seek indemnification from the Company shall not be applicable if an Underwriter, affiliate or control person has previously sought indemnification from the Company with respect to such matters or if such Underwriter, affiliate or control person is prohibited from being indemnified by the Company (or from seeking such indemnification) by the effect of any order, decree, stay, injunction, statute, legal process or other matter of law and except that the foregoing condition precedent shall not limit the right of the Underwriter, affiliate or control person at any time to notify Charles Liang of a claim for indemnification or otherwise initiate a claim or proceeding against Charles Liang for indemnification prior to the expiration of such 30 day period, but only in the case of the initiation of a claim or proceeding and, in such instance, solely to the extent, necessary to prevent any applicable statute of limitations from expiring.

(d) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Stockholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any broadly available road show, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto.

(e) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 10(a), 10(b)or 10(d), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or if one or more defenses are available to the indemnified party that are not available to the indemnifying party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Stockholders and all persons, if any, who control any Selling Stockholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representative. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholders and such control persons of any Selling Stockholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Stockholders under the Powers of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(f) To the extent the indemnification provided for in Section 10(a), 10(b) or 10(d) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 10(f)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 10(f)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 10 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The liability of each Selling Stockholder under the contribution agreement contained in this paragraph shall be limited to the aggregate net proceeds of the Shares sold by such Selling Stockholder under this Agreement.

(g) The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 10(f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 10(f) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(h) The indemnity and contribution provisions contained in this Section 10 and the representations, warranties and other statements of the Company and the Selling Stockholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, any Selling Stockholder or any person controlling any Selling Stockholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

11. Reserved Share Program Indemnification. (a) The Company agrees to indemnify and hold harmless Merrill Lynch, each person, if any, who controls Merrill Lynch within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of Merrill Lynch within the meaning of Rule 405 of the Securities Act (“Merrill Lynch Entities”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Reserved Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Reserved Shares that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Reserved Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of Merrill Lynch Entities.

(b) In case any proceeding (including any governmental investigation) shall be instituted involving any Merrill Lynch Entity in respect of which indemnity may be sought pursuant to Section 11(a), the Merrill Lynch Entity seeking indemnity, shall promptly notify the Company in writing and the Company, upon request of the Merrill Lynch Entity, shall retain counsel reasonably satisfactory to the Merrill Lynch Entity to represent the Merrill Lynch Entity and any others the Company may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Merrill Lynch Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Merrill Lynch Entity unless (i) the Company shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Merrill Lynch Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not, in respect of the legal expenses of the Merrill Lynch Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Merrill Lynch Entities. Any such separate firm for the Merrill Lynch Entities shall be designated in writing by Merrill Lynch. The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Merrill Lynch Entities from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time a Merrill Lynch Entity shall have requested the Company to reimburse it for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Company of the aforesaid request and (ii) the Company shall not have reimbursed the Merrill Lynch Entity in accordance with such request prior to the date of such settlement. The Company shall not, without the prior written consent of Merrill Lynch, effect any settlement of any pending or threatened proceeding in respect of which any Merrill Lynch Entity is or could have been a party and indemnity could have been sought hereunder by such Merrill Lynch Entity, unless such settlement includes an unconditional release of the Merrill Lynch Entities from all liability on claims that are the subject matter of such proceeding.

(c) To the extent the indemnification provided for in Section 11(a) is unavailable to a Merrill Lynch Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company in lieu of indemnifying the Merrill Lynch Entity thereunder, shall contribute to the amount paid or payable by the Merrill Lynch Entity as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Merrill Lynch Entities on the other hand from the offering of the Reserved Shares or (ii) if the allocation provided by clause 11(c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(c)(i) above but also the relative fault of the Company on the one hand and of the Merrill Lynch Entities on the other hand in connection with any statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Merrill Lynch Entities on the other hand in connection with the offering of the Reserved Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Reserved Shares (before deducting expenses) and the total underwriting discounts and commissions received by the Merrill Lynch Entities for the Reserved Shares, bear to the aggregate Public Offering Price of the Reserved Shares. If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, the relative fault of the Company on the one hand and the Merrill Lynch Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company or by the Merrill Lynch Entities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(d) The Company and the Merrill Lynch Entities agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Merrill Lynch Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(c). The amount paid or payable by the Merrill Lynch Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Merrill Lynch Entities in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, no Merrill Lynch Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Reserved Shares distributed to the public were offered to the public exceeds the amount of any damages that such Merrill Lynch Entity has otherwise been required to pay. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(e) The indemnity and contribution provisions contained in this Section 11 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Merrill Lynch Entity or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Reserved Shares.

12. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

13. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 13 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you, the Company and the Selling Stockholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders. In any such case either you or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, the Sellers will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

14. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

15. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

16. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

17. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

18. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, New York, New York 10080, Attention: Equity Syndicate Desk, with a copy to the Legal Department; if to the Company shall be delivered, mailed or sent to Super Micro Computer, Inc., 980 Rock Avenue, San Jose, California 95131, Attn: Chief Financial Officer with a copy to Peter M. Astiz, Esq., DLA Piper US LLP, 2000 University Avenue, East Palo Alto, CA 94303-2248 and if to the Selling Stockholders shall be delivered, mailed or sent to 980 Rock Avenue, San Jose, California 95131, Attn: Charles Liang.

Very truly yours,

SUPER MICRO COMPUTER, INC.

By:
Name:
Title:

The Selling Stockholders named in Schedule I hereto, acting severally

By:
Attorney-in Fact

Accepted as of the date hereof

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

UBS Securities LLC

Needham & Company, LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto

By:	Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:
Name:
Title:

SCHEDULE I

Selling Stockholder	Number of Firm Shares To Be Sold	Number of Additional Shares to Be Sold
Tatung Company	1,000,000	400,000
Catherine Tsai	275,000	25,000
Fei-Yi Kao	75,000	75,000
Charles Liang	—	250,000
Chiu-Chu (Sara) Liang	—	250,000	(1)
Yih-Shyan (Wally) Liaw	—	150,000
Hwei-Ming (Fred) Tsai	—	50,000
Steve Liang	100,000	100,000
Ming-Te Lin	75,000	75,000
Chay Kwong Soon	75,000	75,000

Total:	1,600,000	1,200,000

(1)	Representing shares to be sold by Mr. Charles Liang.

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SCHEDULE II

Underwriter	Number of Firm Shares To Be Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated
UBS Securities LLC
Needham & Company, LLC

Total:

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SCHEDULE III

Time of Sale Prospectus

1.	Preliminary Prospectus issued March 12, 2007

2.	[identify all free writing prospectuses filed by the Company under Rule 433(d) of the Securities Act]

3.	[free writing prospectus containing a description of terms that does not reflect final terms, if the Time of Sale Prospectus does not include a final term sheet]

4.	[orally communicated pricing information to be included on this Schedule III if a final term sheet is not used] [anticipated to be only price per share and number of shares]

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Schedule IV

Opinions to be Given With Respect to Selling Stockholders Residing in Taiwan

1.	[Selling Stockholder, if entity] has been incorporated and is validly existing as a company limited-by-shares under the laws of the ROC.

2.	The Underwriting Agreement has been duly authorized, executed and delivered by or on behalf of each Selling Stockholder.

3.	The execution and delivery by each Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, the Transaction Agreements will not contravene any provision of applicable law, or, where applicable, the Articles of Incorporation of such Selling Stockholder, or, to our knowledge (and without inquiry), any agreement or other instrument binding upon such Selling Stockholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder, and no consent, approval, authorization, order or qualification of or with any governmental body or agency is required for the performance by such Selling Stockholder of its obligations under any of the Transaction Agreements , except for the report on foreign investment to be made to the Investment Commission of the Ministry of Economic Affairs of the ROC which however is not required until after Closing (as defined in the Underwriting Agreement).

4.	Each Selling Stockholder has the right and power, and all authorization and approval required by law, to enter into the Underwriting Agreement and the relevant Custody Agreement and the Power of Attorney with respect to such Selling Stockholder and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder.

5.	Each of the Custody Agreements and the Powers of Attorney has been duly authorized, executed and delivered by the relevant Selling Stockholder who is a party thereto and is a valid and binding agreement of such Selling Stockholder.

6.	The choice of New York law to govern the Underwriting Agreement and the Custody Agreements is a legal, valid and binding choice of law and will be recognized by the ROC courts, to the extent that application of the relevant portions of such law is not contrary to the public order or good morals of the ROC, is not deemed by the ROC courts to be procedural, and is not a tax law.

7.

A final and conclusive judgment obtained in a foreign court against a Selling Stockholder for a fixed sum of money (not being a sum payable in respect of taxes or other like charges or a fine or other penalty) in respect of any legal suit or proceedings arising out of or relating to the Transaction Agreements will be enforced by the courts of

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the ROC having proper jurisdiction thereof without re-examination of the merits thereof; provided that the ROC court in which the enforcement is sought is satisfied that:

(1)	the foreign court rendering such judgment had proper jurisdiction over the matter as determined in accordance with the Code of Civil Procedure of the ROC;

(2)	the merits of such foreign judgment and the procedures adopted by the foreign court when rendering such judgment is not contrary to public order or good morals of the ROC;

(3)	the courts of such foreign jurisdiction recognize the principle of reciprocity with respect to the enforcement of ROC judgments in such jurisdiction; and

(4)	in the case of a default judgment, the defendant was either personally served while within the jurisdiction of such foreign court or served in the ROC through judicial assistance procedures in accordance with the laws of the ROC.

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Schedule V

Opinions to be Given With Respect to Selling Stockholders Residing in Singapore

(i)	The Selling Stockholder has the power, capacity and authority to enter into the Opinion Documents and to perform his obligations thereunder.

(ii)	The Opinion Documents have been duly executed and delivered by [or on behalf of] the Selling Stockholder.

(iii)	The obligations of the Selling Stockholder under the Opinion Documents constitute valid, binding and enforceable obligations of the Selling Stockholder enforceable in accordance with its terms.

(iv)	The execution and delivery by the Selling Stockholder of, and the performance by the Selling Stockholder of his obligations under, the Opinion Documents will not contravene any provision of applicable Singapore law or, to the best of our knowledge after due inquiry, any agreement or other instrument binding upon the Selling Stockholder or, to the best of our knowledge after due inquiry, any judgment, order or decree of any governmental body, agency or court in Singapore having jurisdiction over the Selling Stockholder.

(v)	To the best of our knowledge after due inquiry, no order, consent, approval, licence, authorization, validation or exemption by any government or public body or authority of Singapore or any sub-division thereof is required to authorise or is required in connection with the execution and delivery of the Opinion Documents by the Selling Stockholder, or the performance and enforcement of the Selling Stockholder’s obligations under the Opinion Documents.

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Schedule VI

Opinions to Be Given By Company Counsel With Respect to Selling Stockholders

1. The shares of Common Stock (including the Shares to be sold by the U.S. Selling Stockholders) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable.

2. The Underwriting Agreement has been duly authorized, executed and delivered by or on behalf of each of the U.S. Selling Stockholders.

3. The execution and delivery by each U.S. Selling Stockholder of, and the performance by such U.S. Selling Stockholder of its obligations under, the Underwriting Agreement, the Custody Agreement and Powers of Attorney of such U.S. Selling Stockholder will not contravene any provision of applicable law, or the certificate of incorporation or bylaws of such U.S. Selling Stockholder (if such U.S. Selling Stockholder is a corporation), or, to our knowledge, after due inquiry, any agreement or other instrument binding upon such U.S. Selling Stockholder or, to our knowledge, after due inquiry, any judgment, order or decree of any governmental body, agency or court having jurisdiction over such U.S. Selling Stockholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such U.S. Selling Stockholder of its obligations under the Underwriting Agreement, the Custody Agreement or the Power of Attorney of such U.S. Selling Stockholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

4. The Custody Agreement and the Power of Attorney of each U.S. Selling Stockholder have been duly authorized, executed and delivered by such U.S. Selling Stockholder and are valid and binding agreements of such U.S. Selling Stockholder.

5. With respect to those Selling Stockholders delivering shares in certificated form, delivery of stock certificates representing the Shares to be sold by the Selling Stockholders, endorsed to the Underwriters and payment therefor pursuant to the Underwriting Agreement will pass valid title to such Shares, free and clear of any adverse claim within the meaning of Section 8-102 of the New York UCC, to each Underwriter who has purchased such Shares without notice of an adverse claim.

6. With respect to those Selling Stockholders delivering shares through DTC, upon payment for the Shares to be sold by the Selling Stockholders pursuant to the Underwriting Agreement, delivery of such Shares, as directed by the Underwriters, to Cede or such other nominee as may be designated by DTC, registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim within the meaning of Section 8-105 of the New York UCC to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the New York UCC, (B) under Section 8-501 of the New York UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any adverse claim within the meaning of Section 8-102 of the New York UCC to such Shares may be asserted against the Underwriters with respect to such security entitlement.

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Schedule VII

Opinions of Netherlands Counsel to the Company

Status

1.	Super Micro Computer B.V. (the “Company”) has been validly incorporated and is validly existing as legal entity in the form of a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under the law of the Netherlands

Corporate Power

2.	The Company has the corporate power to conduct any business within the limits of its objects clause set out in section 2 of the Articles of Association and has full corporate power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus.

Shares

3.	All of the Company Shares have been duly authorized and validly issued, are fully paid and are not subject to further calls or contributions on the liquidation of the Company or otherwise and Super Micro Computer International Incorporated holds full legal title to the Company Shares, free and clear of any right of pledge (pandrecht), right of usufruct (vruchtgebruik) or attachment (beslag).

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Schedule VIII

Opinions of Taiwan Counsel to the Company

1.	The Subsidiary is a corporation organized and validly existing under the laws of the ROC and, based solely on the Subsidiary Certificate without our independent verification, has full corporate power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and Prospectus.

2.	All of the outstanding shares of capital stock of the Subsidiary (the “Subsidiary Shares”) have been validly issued and are fully paid and not subject to further calls or contributions on the liquidation of the Subsidiary or otherwise, and 99.99% thereof are owned by the Company. Based solely upon the Subsidiary Certificate without our independent verification, (i) the Subsidiary Shares are free and clear of all claims, liens, charges and encumbrances and (ii) there are no securities outstanding that are convertible into or exercisable or exchangeable for capital stock of the Subsidiary.

3.	Based solely upon the Subsidiary Certificate without our independent verification, there are no legal or governmental proceedings pending or threatened to which the Subsidiary is a party or to which any of its properties is subject that are required to be described in the Registration Statement or the Prospectus but are not so described.

4.	The execution and delivery of the Underwriting Agreement, the compliance by the Company with all of the terms hereof and the consummation of the transactions contemplated thereby (A) do not contravene any provision of ROC law or the applicable formation or governmental regulatory documents under ROC law of the Subsidiary, (B) based solely upon the Subsidiary Certificate without our independent verification, will not result in the creation or imposition of any claim, lien, charge or encumbrance upon any of the assets of the Subsidiary pursuant to the terms and provisions of, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement, document or instrument known to us to which the Subsidiary is a party or by which the Subsidiary or any of its properties is bound, or (C) based solely upon the Subsidiary Certificate without our independent verification, violate or conflict with (i) any judgment, ruling, decree or order or (ii) any statute, rule or regulation of any court or other governmental agency or body, applicable to the business or properties of the Subsidiary.

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EXHIBIT A

FORM OF LOCK-UP LETTER

                    , 2007

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

UBS Securities LLC

Needham & Company, LLC

c/o	Merrill Lynch, Pierce, Fenner & Smith

Incorporated

4 World Financial Center
New York, New York 10080

Ladies and Gentleman:

The undersigned understands that Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch” or the “Representative”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Super Micro Computer, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several underwriters, including the Representatives (the “Underwriters”), of shares (the “Shares”) of the Common Stock, par value $0.001 of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to transactions relating to (a) the sale of Shares to the Underwriters by the undersigned, (b) the sale of shares of Common Stock or securities acquired in open market transactions after the completion of the Public

Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (c) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift, (d) distributions of shares of Common Stock or securities to partners, members or stockholders of the undersigned, or (e) if the undersigned is a corporation, transfers of shares of Common Stock or securities to an affiliate or affiliates of such corporation; provided that in the case of any gift, transfer or distribution pursuant to clause (c), (d) or (e), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence. Notwithstanding the foregoing, nothing contained in this letter shall prohibit the undersigned from establishing a trading plan pursuant to Rule 10b5-1 of the Exchange Act, provided that the undersigned shall not engage in any transaction under such trading plan until the termination of the restrictions imposed by this agreement.

In addition, the undersigned agrees that, without the prior written consent of the Representative on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

If:

(1) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period;

the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

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The undersigned shall not engage in any transaction that may be restricted by this agreement during the 34-day period beginning on the last day of the initial restricted period unless the undersigned requests and receives prior written confirmation from the Company or the Representative that the restrictions imposed by this agreement have expired.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

In the event the Public Offering has not been consummated on or before April 30, 2007, this lock-up letter shall lapse and become null and void.

This lock-up letter supersedes any lock-up letter previously executed by the undersigned as addressed to Morgan Stanley & Co., Incorporated and Merrill Lynch as Representatives.

Very truly yours,

(Name)

(Address)

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